Exhibit 4.1(e)

WRKCO INC.,

as Issuer,

and

WESTROCK MWV, LLC,

WESTROCK RKT, LLC

and

WESTROCK COMPANY,

as Guarantors

____________________

FOURTH SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 22, 2023

To

INDENTURE

DATED AS OF AUGUST 24, 2017

____________________

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

FOURTH SUPPLEMENTAL INDENTURE, dated as of September 22, 2023 (this “Supplemental Indenture”), by and among WRKCo Inc., a Delaware corporation (the “Issuer”), WestRock Company, a Delaware corporation (the “Parent”), WestRock MWV, LLC, a Delaware limited liability company (“MWV”), WestRock RKT, LLC, a Georgia limited liability company (“RKT” and, together with Parent and MWV, the “Guarantors”), and The Bank of New York Mellon Trust Company, N.A., a national banking association organized under the laws of the United States of America, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors previously executed and delivered an indenture, dated as of August 24, 2017, among the Issuer, the Guarantors and the Trustee (the “Base Indenture” and, as amended and supplemented by the First Supplemental Indenture, dated as of August 24, 2017, the Second Supplemental Indenture, dated as of March 6, 2018, and the Third Supplemental Indenture, dated as of November 2, 2018, the “Indenture”), in respect of the Issuer’s 3.000% Senior Notes due 2024, 3.750% Senior Notes due 2025, 3.375% Senior Notes due 2027 and 4.000% Senior Notes due 2028 (collectively, the “Notes”);

WHEREAS, Section 9.1(viii) of the Base Indenture provides that, without the consent of any Holders, the Issuer, the Guarantors and the Trustee, at any time and from time to time, may enter into one or more supplemental indentures to the Indenture to cure any ambiguity, defect, omission, mistake or inconsistency in the Indenture;

WHEREAS, the Issuer has requested, and hereby requests, that the Trustee join in the execution of this Supplemental Indenture pursuant to Section 9.1(viii) of the Base Indenture;

AND WHEREAS, all the conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled by the Issuer and the Guarantors (together the “Obligors”) and the execution and delivery hereof have been in all respects duly authorized by the Obligors.

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

ARTICLE ONE

AMENDMENT

SECTION 1.01. Amendments to the Indenture. In order to cure certain ambiguities, defects, omissions, mistakes or inconsistencies in accordance with Section 9.1(viii) of the Base Indenture, Section 8.8 of the Base Indenture is hereby amended and restated in its entirety as follows:

“SECTION 8.8 Discharge.

The Issuer may terminate the obligations of it and the Guarantors under this Indenture with respect to any series of Securities, and, with respect to such series of Securities, this Indenture, except for Sections 7.7, 8.5 and 8.7 thereof, shall cease to be of further effect, when:

(i)
either: (1) all Securities of such series theretofore authenticated and delivered have been delivered to the Trustee for cancellation, or (2) all Securities of such series not theretofore delivered to the Trustee for cancellation (A) have become due and payable or (B) will become due and payable within one year or are to be called for redemption (a “Discharge”) under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee (1) money in an amount, (2) non-callable Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash sufficient to pay at the Stated Maturity or Redemption Date, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants or investment bankers, to pay and discharge the entire indebtedness on the Securities of such series, not therefore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest to the Stated Maturity or Redemption Date (the “Deposited Funds”);

(ii) the Issuer has paid or caused to be all other sums then due and payable under this Indenture with respect to such series of Securities by the Issuer;

(iii) the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the Deposited Funds toward the payment of the Securities of such series at Stated Maturity or on the Redemption Date, as the case may be; and

(iv) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent under this Indenture relating to the Discharge have been complied with.”

ARTICLE TWO

MISCELLANEOUS PROVISIONS

SECTION 2.01. Terms Defined. For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

SECTION 2.02. Indenture. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

SECTION 2.03. Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 2.04. Successors. All agreements of the Issuer and the Guarantors in this Supplemental Indenture and the Notes shall bind their respective successors to the extent set forth in the Indenture.

SECTION 2.05. Multiple Counterparts. This Supplemental Indenture may be signed in any number of counterparts, each one of which shall be deemed an original, but all such counterparts shall together constitute but one and the same Supplemental Indenture. Any signature to this Supplemental Indenture may be delivered by facsimile, electronic mail (including pdf) or any electronic signature (including DocuSign and AdobeSign) complying with the U.S. Federal ESIGN Act of 2000 or the New York Electronic Signatures and Records Act or other transmission method, and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

SECTION 2.06. Effectiveness. The provisions of this Supplemental Indenture will take effect immediately upon its execution and delivery by the Trustee in accordance with the provisions of the Indenture.

SECTION 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Issuer and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Issuer and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Issuer and the Guarantors and/or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed as of the date first written above.

[Signature pages to Fourth Supplemental Indenture]

WRKCO INC.

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip

Title: Senior Vice President and Treasurer

WESTROCK COMPANY

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip

Title: Senior Vice President and Treasurer

WESTROCK MWV, LLC

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip

Title: Senior Vice President and Treasurer

WESTROCK RKT, LLC

By: /s/ M. Benjamin Haislip

Name: M. Benjamin Haislip

Title: Senior Vice President and Treasurer

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THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

By: /s/ Terence Rawlins

Name: Terence Rawlins

Title: Vice President

[Signature pages to Fourth Supplemental Indenture]